Exhibit 1.1

GASLOG PARTNERS LP

Common Units

Having an Aggregate Offering Price of up to

$144,040,000

Second Amended and Restated Equity Distribution Agreement

July 26, 2018

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York, 10013

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

GasLog Partners LP, a limited partnership organized under the laws of the Republic of The Marshall Islands (the “Partnership”), has filed a registration statement with the Securities and Exchange Commission (the “Commission”) under which the Partnership may from time to time, issue and sell up to an aggregate of $750,000,000 of the Partnership’s common units representing limited partner interests in the Partnership (the “Common Units”), other classes of units representing limited partner interests in the Partnership (the “Other Units”), debt securities of the Partnership (the “Debt Securities”), warrants to purchase Common Units, Other Units or other rights (“Warrants”), rights to purchase Common Units and Other Units (the “Rights”), and any combination of Common Units, Other Units, Debt Securities, Warrants and Rights.

GasLog Partners GP LLC, a limited liability company organized under the laws of the Republic of The Marshall Islands (the “General Partner”), serves as the sole general partner of the Partnership.  GasLog Partners Holdings LLC, a limited liability company organized under the laws of the Republic of The Marshall Islands (the “Operating Company”), is a wholly owned direct subsidiary of the Partnership.  The entities set forth under the caption “Owning Entity” on Schedule I are direct subsidiaries of the Operating Company and are referred to herein collectively as the “Operating Subsidiaries”.  The General Partner, the Partnership and the Operating Company are hereinafter referred to collectively as the “Partnership Parties” and, together with the Operating Subsidiaries, the “Partnership Entities”.  GasLog Ltd. is hereinafter referred to as “GasLog”.

On November 3, 2017, the Partnership Parties entered into an Amended and Restated Equity Distribution Agreement (the “Existing Equity Distribution Agreement”) with Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and UBS Securities LLC (each a “Manager” and collectively the “Managers”).  The Partnership Parties and the Managers wish to amend and restate the Existing Equity Distribution Agreement in its entirety as provided hereby.  The Partnership Parties confirm their agreement (this “Agreement”) with the several Managers, the obligations of such Managers under this Agreement being several, and not joint, as follows:

1.                                    Description of Units. The Partnership proposes to issue and sell through or to the Managers, as sales agents and/or principals, Common Units having an aggregate gross sales price of up to $144,040,000 (the “Units”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For avoidance of doubt, the capitalized term “Units” as used in this Agreement refers only to the Common Units to be sold pursuant to this Agreement. For purposes of selling the Units through the Managers, the Partnership hereby appoints the Managers as exclusive agents of the Partnership for the purpose of soliciting purchases of the Units from the Partnership pursuant to this Agreement and the Managers agree to use their reasonable efforts to solicit purchases of the Units on the terms and subject to the conditions stated herein. The Partnership agrees that whenever it determines to sell the Units directly to the Managers as principals, the General Partner will authorize entry into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 18 hereof.

2.                                    Representations and Warranties. The Partnership Parties represent and warrant to, and agree with the Managers that:

(a)                               A registration statement on Form F-3 (File No. 333-220736), including a prospectus (hereinafter referred to as the “Base Prospectus”) in respect of the Units has been filed with the Commission not earlier than three years prior to the date hereof; the Base Prospectus and any post-effective amendment thereto, each in the form heretofore delivered to the Managers, have been declared effective by the Commission in such form.  Such registration statement, as amended, entered into in connection with a specific offering of the Units and including any documents incorporated by reference therein, including exhibits (other than any Form T-1) and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act (as such term is defined herein) and deemed part of such registration statement pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement”.  The Partnership meets the requirements of the Act for the use of the Form F-3.  No stop order suspending the effectiveness of the

Registration Statement, any part thereof or any post-effective amendment thereto, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.  The prospectus supplement which describes the Units and the offering thereof is hereinafter called the “Prospectus Supplement”.  Such Prospectus Supplement, in the form first filed pursuant to Rule 424(b) under the Act in accordance with Section 4(a) hereof, and supplementing the Base Prospectus, is hereinafter called the “Prospectus”.  Any reference herein to the Base Prospectus, Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Units filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Exchange Act (as such term is defined herein), and incorporated therein, in each case after the date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.  Any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Units is hereinafter called an “Issuer Free Writing Prospectus”;

(b)                              No order preventing or suspending the use of any Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by the Managers expressly for use therein;

(c)                               The Prospectus, as of each Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Prospectus as of the relevant Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Partnership by the Managers expressly for use therein;

(d)                             The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto and as of any Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by the Managers expressly for use therein;

(e)                               Each of the Partnership Parties (i) has not alone engaged in any Testing the Waters Communication and (ii) has not authorized anyone to engage in Testing the Waters Communications.  None of the Partnership Parties have distributed or approved for distribution any Written Testing the Waters Communications.  “Testing the Waters Communication” shall mean any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.  “Written Testing the Waters Communication” means any Testing the Waters Communication that is a written communication within the meaning of rule 405 under the Act;

(f)                                None of the Partnership Entities has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood, piracy, terrorism or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development that would reasonably be expected to involve a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Partnership Entities, taken as a whole (a “Material Adverse Effect”), or any change in the share capital or long-term debt of the Partnership Entities, otherwise than as set forth or contemplated in the Prospectus;

(g)                              Except as otherwise described in the Prospectus, none of the Partnership Entities owns an interest in any material real property.  Each of them has good and marketable title to all personal property owned by them which is material to the business of the Partnership Entities, including the vessels listed on Schedule I hereto (collectively, the “Vessels”), in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus, including those arising under credit facilities, or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property taken as a whole by the Partnership Entities; and any real property and buildings occupied by the Partnership Entities are occupied by them under valid, subsisting and enforceable contractual arrangements with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Partnership Entities, otherwise than as set forth or contemplated in the Prospectus;

(h)                              Each of the Partnership Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company, corporation or other entity, as applicable, in good standing under the laws of its respective jurisdiction of formation or incorporation, with all limited partnership, limited liability company, corporate or other entity power and authority, as applicable, to enter into and perform its obligations under the Operative Agreements to which it is a party, to own or lease and to operate its properties currently owned or leased or to be owned or leased at the Time of Delivery and to conduct its business as currently conducted or as to be conducted at the Time of Delivery, in each case as described in the Prospectus, except where the failure to be so qualified or in good standing and to have such power or authority would not, individually or in the aggregate, result in a Material Adverse Effect.  Each of the Partnership Entities is, and at the Time of Delivery will be, (i) duly qualified to do business as a foreign limited partnership, limited liability company, corporation or other entity, as applicable, and (ii) is in good standing under the laws of each jurisdictions that requires, and at the Time of Delivery will require, such qualification or registration except to the extent that a lack of such qualification would not, individually or in the aggregate, have a Material Adverse Effect or would subject the limited partners of the Partnership to any material liability or disability;

(i)                                  The General Partner has full limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the Prospectus;

(j)                                  GasLog owns the number of Common Units representing limited partner interests as set forth in the Prospectus (the Common Units owned by GasLog, the “Sponsor Units”).  The Sponsor Units, and the limited partner interests represented thereby, have been duly authorized for issuance and sale and are validly issued in accordance with the limited partnership agreement of the Partnership (the “Partnership Agreement”) and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of The Republic of The Marshall Islands Limited Partnership Act (the “Marshall Islands LP Act”)); and GasLog owns the Sponsor Units free and clear of all liens, encumbrances, security interests, charges, equities or other claims (“Liens”);

(k)                              Except as otherwise described in the Prospectus, GasLog owns 100% of the incentive distribution rights of the Partnership (the “Incentive Distribution Rights”); the Incentive Distribution Rights have been duly authorized for issuance and sale, are validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands LP Act); and GasLog owns the Incentive Distribution Rights free and clear of all Liens;

(l)                                  Except as otherwise described in the Prospectus, the General Partner owns the general partner units, representing a 2% general partner interest in the Partnership (the

“General Partner Interest”).  The General Partner Interest has been duly authorized for issuance and sale, is validly issued in accordance with the Partnership Agreement and is fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands LP Act); and the General Partner owns the General Partner Interest free and clear of all Liens;

(m)                          Except as otherwise described in the Prospectus, GasLog directly owns 100% of the limited liability company interest in the General Partner; such limited liability company interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended and restated, the “General Partner LLC Agreement”) and is fully paid (to the extent required by the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of The Republic of The Marshall Islands Limited Liability Company Act of 1996 (the “Marshall Islands LLC Act”)); and GasLog owns such limited liability company interest free and clear of all Liens;

(n)                              Except as otherwise described in the Prospectus, the Partnership directly owns 100% of the limited liability company interest in the Operating Company; such limited liability company interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (as the same may be amended and restated, the “Operating Company LLC Agreement”) and is fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands LLC Act); and the Partnership owns such limited liability company interest free and clear of all Liens;

(o)                              Except as otherwise described in the Prospectus, the Operating Company owns 100% of the equity interests in each of the Operating Subsidiaries listed on Schedule I hereto; such equity interests have been duly authorized and validly issued in accordance with the respective organizational documents of each Operating Subsidiary (as the same may be amended or restated, the “Operating Subsidiaries Organizational Documents” and together with the Partnership Agreement, the General Partner LLC Agreement and the Operating Company LLC Agreement, the “Partnership Entities Organizational Agreements”) and are fully paid (to the extent required under the Operating Subsidiaries Organizational Documents) and non-assessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable Operating Subsidiary and the Operating Subsidiaries Organizational Documents); and the Operating Company owns such equity interests free and clear of all Liens;

(p)                              Except as described in Sections 2(l), 2(n) and 2(o) herein or except as described in the Prospectus, none of the Partnership Entities owns, or, at any Time of Delivery, will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity;

(q)                              At each Settlement Date and each Time of Delivery, if any, the Units to be sold by the Partnership pursuant to this Agreement, and the limited partner interests represented thereby, have been duly authorized for issuance and sale to the Managers in accordance with this Agreement and the Partnership Agreement, and when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth in Section 3(a)(5), will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 30, 41, 51 and 60 of the Marshall Islands LP Act), will conform in all material respects to the information in the Prospectus and to the description of such Units contained in the Prospectus; the unitholders of the Partnership do not and will not have preemptive rights with respect to the Common Units; and none of the outstanding Common Units of the Partnership have been issued in violation of any preemptive or similar rights of any security holder;

(r)                                 The issue and sale of the Units and the execution, delivery and performance of the terms of the Operative Agreements by the Partnership Entities party thereto, and the consummation of the transactions by the Partnership Entities, as applicable, set forth herein (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or require the consent of any person, or constitute a default or Debt Repayment Triggering Event (as defined below), or result in the imposition of any lien, charge or encumbrance on any property of the Partnership Entities, under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, including the instruments listed on Schedule IV (the “Specified Agreements”), or give any person the right to terminate any agreement or contract to which any Partnership Entity is a party or by which any Partnership Entity is bound or to which any of the property or assets of the Partnership Entities is subject; and (ii) will not result in any violation of (A) any of the Partnership Entities Organizational Agreements or (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Partnership Entities or any of their properties or assets, except in the case of clause (i), for any conflict, breach, or violation that would not result in a Material Adverse Effect or have a material adverse effect on the consummation of the transactions contemplated hereby; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Units or the consummation by the Partnership Entities of the transactions contemplated by this Agreement, except the registration under the Act of the Units and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Units by the Managers, and such other consents, approvals, authorizations, orders, registrations or qualifications that have already been obtained.  A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any loan, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to accelerate the due date of any payment of, or to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Partnership Entities (for the avoidance of doubt, Debt Repayment Triggering Event excludes any put right that is not triggered by the occurrence of an extraordinary event);

(s)                                Each of the Operative Agreements, the Partnership Entities Organizational Agreements and the other instruments listed on Schedule II (the “Covered Agreements”) hereto, as applicable, has been duly authorized, executed and delivered by the Partnership Entities party thereto, and each such agreement is a valid and legally binding agreement of each such Partnership Entity, enforceable against each such party in accordance with its terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing;

(t)                                 [Reserved].

(u)                              None of the Partnership Entities is (i) in violation of its respective organizational or governing documents, (ii) in violation of any applicable statute, law, rule, regulation, judgment, order or decree of any competent court, regulatory body, administrative agency, governmental body, arbitrator or other authority or (iii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except in each case covered by clauses (ii) and (iii) such as would not result in a Material Adverse Effect or have a material adverse effect on the consummation of the transactions contemplated hereby;

(v)                              None of the Partnership Entities is currently prohibited, directly or indirectly, from paying any cash distributions to any other Partnership Entity, from making any other distribution on such entity’s equity securities, or from transferring any of such entity’s property or assets to any other Partnership Entity, except as described in the Prospectus;

(w)                          There are no contracts, agreements or understandings between the Partnership Parties and any person that would give rise to a valid claim against the Partnership or the Managers for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Units;

(x)                              The statements set forth or incorporated by reference in the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions”, “Description of Common Units”, “Summary of Our Partnership Agreement”, “Material U.S. Federal Income Tax Considerations”, and “Non-United States Tax Considerations”, insofar as such statements purport to summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown;

(y)                              There are no business relationships or related-party transactions involving the Partnership Entities or any other person required to be described in the Registration Statement and the Prospectus which have not been described as required or through incorporation by reference therein;

(z)                               Any statistical and market-related data included in the Prospectus is based on or derived from sources that the Partnership Parties reasonably believe to be reliable and accurate, and the Partnership Parties have obtained the written consent for the use of such data from such sources to the extent required;

(aa)                        No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(bb)                      There are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property of the Partnership Entities is the subject or, to the Partnership Parties’ knowledge, after due inquiry, to which any of the Partnership Entities directors or executive officers is a party, which, if determined adversely to any such entity, would individually or in the aggregate have a Material Adverse Effect; and, to the Partnership Parties’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(cc)                        Other than as set forth in the Prospectus, (A)(i) to the Partnership Parties’ knowledge, after due inquiry, none of the Partnership Entities is in violation of any applicable United States federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any competent domestic or foreign governmental agency, governmental body or court applicable to them, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances (as defined below), to the protection or restoration of the environment or natural resources (including biota), to health and safety as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) none of the Partnership Entities owns, operates or leases any real property contaminated with Hazardous Substances, (iii) none of the Partnership Entities is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) none of the Partnership Entities is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) none of the Partnership Entities is a party to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (vi) the Partnership Entities have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) – (vi) such as would not individually or in the aggregate have a Material Adverse Effect; (B) to the Partnership Parties’ knowledge, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim against the Partnership Entities pursuant to any Environmental Law that would have a Material Adverse Effect; and (C) to the Partnership Parties’ knowledge, there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect.  For purposes of this subsection, “Hazardous Substances” means (x) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold and (y) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws;

(dd)                    Other than as set forth in the Prospectus, the Partnership Parties have reasonably concluded that none of the Partnership Entities have incurred any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect;

(ee)                        Other than as set forth in the Prospectus, the Partnership Entities possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities as necessary for the Partnership Entities to conduct their respective businesses as currently conducted, except as would not individually or in the aggregate have a Material Adverse Effect; and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

(ff)                          The Partnership Entities own or possess, or hold a right or license to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and none of the Partnership Entities has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, which if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

(gg)                      No material labor dispute, work stoppage, slow down or other conflict with the employees of the Partnership Parties exists or, to the Partnership Parties’ knowledge, is threatened or contemplated;

(hh)                      The Partnership Entities and the Vessels are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; none of the Partnership Entities has been refused any insurance coverage sought or applied for; and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(ii)                              None of the Partnership Entities has any off-balance sheet arrangements, except as described in the Registration Statement and the Prospectus;

(jj)                              (A) None of the Partnership Entities or, to the Partnership Parties’ knowledge, any of their respective directors, executive officers, affiliates, employees or agents or other persons associated with or acting on behalf of the Partnership Entities:  (i) knowingly does any business with or involving the government of, or any person or project located in, any country targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the United States Treasury Department’s Office of Foreign Assets Control (collectively, “Sanctions”); or (ii) knowingly supports or facilitates any such business or project, in each case other than as permitted under such Sanctions; (B) none of the Partnership Parties is controlled (within the meaning of the Executive Orders or regulations promulgating such Sanctions or the laws authorizing such promulgation) by any such government or person; (C) the proceeds from the offering of the Units contemplated hereby will not be used to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person targeted by any of such Sanctions; and (D) the Partnership Parties maintain and have implemented adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Units contemplated hereby that is inconsistent with any of the representations and obligations under clause (C) of this paragraph or in the Registration Statement or Prospectus;

(kk)                      None of the Partnership Entities or, to the Partnership Parties’ knowledge, any of their respective directors, executive officers, affiliates, employees or agents or other persons associated with or acting on behalf of the Partnership Entities, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of any applicable law; and the Partnership Entities and, to the knowledge of the Partnership Parties, their respective affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(ll)                              The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including to the extent applicable those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by

Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the Partnership Parties’ knowledge, threatened;

(mm)              As of the effective date of the Registration Statement, the Partnership and, to the knowledge of the Partnership Parties, the officers and directors of the Partnership, in their capacities as such, were, and at the Time of Delivery will be, in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are then in effect and with which any of them is required to comply, including Section 402 related to loans;

(nn)                      There are no restrictions on subsequent transfers of the Units under the laws of the Republic of The Marshall Islands;

(oo)                      Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Partnership Parties and any person granting such person the right to require any of the Partnership Parties to file a registration statement under the Act with respect to any securities of the Partnership Entities or to require the Partnership Parties to include such securities with the securities registered pursuant to the Registration Statement;

(pp)                      The Common Units are listed on the New York Stock Exchange (the “NYSE”), and the Units have been authorized for listing on the NYSE, subject to official notice of issuance;

(qq)                      The Partnership Parties have taken all necessary actions to comply with all applicable corporate governance requirements of the NYSE that are, or will be, applicable to the Partnership, except for such requirements that have been waived and disclosed in the Prospectus;

(rr)                            None of the Partnership Entities has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units;

(ss)                          Subsequent to the execution and delivery of this Agreement, there shall not have occurred any downgrading in the rating of any debt securities of the Partnership Parties by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Partnership Parties;

(tt)                            The Partnership is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (“1940 Act”);

(uu)                      At the time of filing the Registration Statement and as of each Applicable Time, the Partnership was not and is not an “ineligible issuer”, as defined under Rule 405 under the Act;

(vv)                      As described in the Registration Statement and subject to the limitations and restrictions described therein, the Partnership Parties believe that the Partnership should not be a “passive foreign investment company” (“PFIC”) as defined in the Internal Revenue Code of 1986, as amended (the “Code”);

(ww)              The Partnership is a “foreign private issuer” as defined in Rule 405 under the Act;

(xx)                      Except as described in the Prospectus, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority (“FINRA”) and the Partnership Entities and, to the Partnership Parties’ knowledge, there are no affiliations or associations between (a) any member of FINRA and (b) any member of the Partnership’s officers, directors or 5% or greater security holders or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially submitted to the Commission;

(yy)                      Deloitte LLP, who have certified certain financial statements included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants with respect to the Partnership Entities as required by the Act and the rules and regulations of the Commission thereunder;

(zz)                        The Partnership maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with international financial reporting standards as adopted by the International Accounting Standards Board (“IFRS”) and such system will comply in all material respects with the requirements of the Exchange Act when so required.  Except as set forth in the Prospectus, the Partnership’s internal control over financial reporting is effective, and the Partnership is not aware of any material weaknesses in its internal control over financial reporting;

(aaa)                 Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting (each an “Internal Control Event”);

(bbb)              The Partnership maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Partnership and its subsidiaries is made known to the Partnership’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(ccc)                 The financial statements of the Partnership included or incorporated by reference in the Prospectus, together with the related notes thereto, present fairly in all material respects the combined financial position of the Partnership as of the date shown, and such financial statements have been prepared in conformity with IFRS, applied on a consistent basis throughout the periods involved; and the schedules included in the Prospectus, if any, present fairly the information required to be stated therein.  The selected financial data and the summary financial information included or incorporated by reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements included in the Prospectus.  Any pro forma financial information included or incorporated by reference in the Prospectus complies as to form with the applicable accounting requirements of Regulation S-X under the Act and includes assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma balance sheet included in the Prospectus.  All disclosures contained in the Prospectus or incorporated by reference therein regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable;

(ddd)           Except as otherwise described in the Prospectus, neither the Partnership’s independent auditors nor any internal auditor has recommended that the Partnership’s board of directors (the “Board”) review or investigate, (i) adding to, deleting, changing the application of, or changing the Partnership’s disclosure with respect to, any of the Partnership’s material accounting policies; (ii) any matter which could result in a restatement of the Partnership’s audited balance sheet included in the Registration Statement; or (iii) any Internal Control Event;

(eee)                 Except as otherwise described in the Prospectus, the Vessels are owned directly by the respective Operating Subsidiary listed on Schedule I hereto; each of the Vessels has been duly registered as a vessel under the laws and regulations and flag of the jurisdiction set forth opposite its name on Schedule I in the sole ownership of the subsidiary set forth opposite its name on Schedule I, and no other action is necessary to establish and perfect such entity’s title to and interest in such Vessel as against any charterer or other third party; each such subsidiary has good title to the applicable Vessel, free and clear of all mortgages, pledges, liens, security interests and claims and all defects of the title of record except for those mortgages, pledges, liens, security interests and claims arising under credit facilities, each as disclosed in the Registration Statement and the Prospectus, and any other encumbrances which would not, in the aggregate, result in a Material Adverse Effect; and each such Vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction except for failures to be in good standing which would not, in the aggregate, result in a Material Adverse Effect;

(fff)                    Except as otherwise described in the Prospectus, each Vessel is operated in compliance in all material respects with the rules, codes of practice, conventions, protocols, guidelines or similar requirements or restrictions imposed, published or promulgated by any governmental authority, classification society or insurer applicable to the respective vessel (collectively, “Maritime Guidelines”) and all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws) in the jurisdictions in which the Partnership and its subsidiaries operate or where such vessel is operated, in each case as in effect on the date hereof, except where such failure to be in compliance would not have, individually or in the aggregate, a Material Adverse Effect.  The Partnership Entities are qualified to own or lease, as the case may be, and operate such vessels under all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws) and Maritime Guidelines, including the laws, regulations and orders of each such vessel’s flag state, in each case as in effect on the date hereof, except where such failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect;

(ggg)              None of the Partnership Parties is entitled to any immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings in respect of themselves or their respective properties under the laws of the United States or their jurisdiction of formation or incorporation; and

(hhh)              The Partnership Entities have filed all United States federal, state and local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect); except as set forth in the Prospectus, the Partnership Entities have paid all taxes (including any assessments, fines or penalties that are currently owed and due) required to be paid by them and that are currently owed and due, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect; and no capital gains, income, withholding or other taxes or stamp or other issuance or transfer taxes or duties or similar fees or charges are payable by or on behalf of the Managers in connection with the sale and delivery by the Partnership of the Units to or for the account of the Managers or the sale and delivery by the Managers of the Units to the initial purchasers thereof.

3.                                    Sale and Delivery of Units.

(a)                               Sale of Units by Managers, as Sales Agents. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to issue and sell Units from time to time through the Managers, acting as sales agents, and the Managers agree to use their reasonable efforts to sell, as sales agents for the Partnership, such Units on the following terms.

(i)                                        The Units are to be sold on a daily basis or otherwise as shall be agreed to by the Partnership and the Managers on any day that (A) is a trading day for the NYSE, (B) the Partnership has instructed the Managers by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement, provided that the Partnership shall not request sales during any period in which the Partnership is, or could be deemed to be, in possession of material non-public information. The Partnership will designate the maximum amount of the Units to be sold by the Managers daily as agreed to by the Managers (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Unit at which such Units may be sold. Subject to the terms and conditions hereof, the Managers shall use their reasonable efforts to sell on a particular day all of the Units designated for sale by the Partnership on such day. Unless otherwise properly authorized by the Board, the gross sales price of the Units sold under this Section 3(a) shall be the market price for the Partnership’s Common Units sold by the Managers under this Section 3(a) on the NYSE at the time of sale of such Units. In any event, the Managers cannot and will not sell fractional Units.

(ii)                                    The Partnership acknowledges and agrees that (A) there can be no assurance that the Managers will be successful in selling the Units, (B) the Managers will incur no liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by the Managers to use their reasonable efforts consistent with their normal trading and sales practices and applicable law and regulations to sell such Units as required under this Agreement, and (C) the Managers shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Managers and the Partnership.

(iii)                                The Partnership shall not authorize the issuance and sale of, and the Managers shall not sell, any Unit at a price lower than the minimum price therefor designated, if any, from time to time by the Board, a duly authorized committee thereof or any individual to whom such authority has been duly and properly delegated by the Board or a duly authorized committee thereof and notified to the Managers in writing. The Partnership or the Managers may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of the Units for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice. During any such period of suspension, the Partnership shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 4(k) - 4(o) and Section 4(q), be deemed to affirm any of the representations or warranties contained in this Agreement pursuant to Sections 2 or 4 hereof, or be obligated to conduct any due diligence session as referred to in Section 4(r) until the termination of the suspension and the recommencement of the offering of the Units pursuant to this Agreement (which termination shall constitute a Representation Date, as defined in Section 4(k)).

(iv)                                The Managers hereby covenant and agree not to make any sales of the Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Act and (B) such other sales of the Units on behalf of the Partnership in their capacity as agents of the Partnership as shall be agreed by the Partnership and the Managers.

(v)                                    The compensation to the Managers for sales of the Units with respect to which the Managers act as sales agents under this Agreement shall be at a mutually agreed rate, not to exceed 2.0%, of the gross sales price of the Units sold pursuant to this Section 3(a) and payable as described in the succeeding subsection 3(a)(vi) below. The foregoing rate of compensation shall not apply when the Managers act as principals, in which case the Partnership may sell Units to the Managers as principals at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”). The Managers shall notify the Partnership as promptly as practicable if any deduction referenced in the preceding sentence will be made.

(vi)                                The Managers shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NYSE each day in which the Units are sold under this Section 3(a) setting forth the number of the Units sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Partnership, and the compensation payable by the Partnership to the Managers with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from the Managers to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof.

(vii)                            Settlement for sales of the Units pursuant to this Section 3(a) will occur on the second Business Day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Units sold through the Managers for settlement on such date shall be issued and delivered by the Partnership to the Managers against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units to the Managers’ or the Managers’ designees’ account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the Partnership by federal funds wire transfer to the account designated by the Partnership. If the Partnership or its transfer agent (if applicable) shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold the Managers harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay the Managers any commission to which it would otherwise be entitled absent such default. If the Managers breach this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Partnership on any Settlement Date for the Units delivered by the Partnership, the Managers will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to the Managers. The applicable Net Proceeds on any Settlement Date shall be delivered simultaneously with the Units delivered by the Partnership.

(viii)                        At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(k)), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, provided that all such representations and warranties shall be deemed modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented as of such date. Any obligation of the Managers to use their reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b)                              Sale of Units by Managers, as Principals. If the Partnership wishes to issue and sell Units pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Managers of the proposed terms of such Placement. If the Managers, acting as principals, wish to accept such proposed terms (which they may decline to do for any reason in their sole discretion) or, following discussions with the Partnership wish to accept amended terms, the Managers and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Partnership or the Managers unless and until the Partnership and the Managers have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)                               Terms Agreement. Each sale of the Units to the Managers shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Units to, and the purchase thereof by, the Managers. A Terms Agreement may also specify certain provisions relating to the reoffering of such Units by the Managers. The commitment of the Managers to purchase the Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Partnership herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of Units to be purchased by the Managers pursuant thereto, the price to be paid to the Partnership for such Units, any provisions relating to rights of, and default by, Managers acting together in the reoffering of the Units, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Units. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Managers. No Terms Agreement may authorize the sale of fractional Units.

(d)                             Limitation on Number and Amount of Units Sold. Under no circumstances shall the number and aggregate amount of the Units sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the Common Units available for issuance under the currently effective Registration Statement, (iii) the number and aggregate amount of the Units authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof or (iv) the aggregate offering price for Units available for sale under the Prospectus.

(e)                               Regulation M Exemption. If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other party and sales of the Units under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

4.                                    Agreements. Each of the Partnership Entities agrees with the Managers that:

(a)                             Filing of Amendment or Supplement. During any period when the delivery of a prospectus relating to the Units is required under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Partnership will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished to the Managers a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Managers reasonably object. The Partnership has properly completed the Prospectus, in a form approved by the Managers, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers of such timely filing. The Partnership will promptly advise the Managers (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Units, any amendment to the

Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to use promptly its commercially reasonable efforts to obtain the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)                              Notice of Material Change. If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Prospectus, as amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Partnership will (i) notify promptly the Managers so that any use of the Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to the Managers in such quantities as the Managers may reasonably request.

(c)                               Material Misstatements or Omissions in Prospectus. During any period when the delivery of a prospectus relating to the Units is required under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), if any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify the Managers of any such event, (ii) prepare and file with the Commission, subject to the first sentence of Section 4(a), an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Managers in such quantities as the Managers may reasonably request.

(d)                             Reports to Security Holders and Managers. As soon as reasonably practicable, the Partnership will make generally available, via the Commission’s Electronic Data Gathering Analysis and Retrieval (EDGAR) System, to its security holders and to the Managers an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)                               Signed Copies of Registration Statement. The Partnership will furnish, or otherwise make available upon request, to the Managers and counsel for the Managers, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Managers or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and any supplement thereto as the Managers may reasonably request.

(f)                                Qualifications. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Managers may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the distribution of the Units; provided that in connection therewith the Partnership shall not be required to qualify as a foreign corporation or to file a general consent to service of process or to subject itself to taxation for doing business in any jurisdiction if it is not otherwise so subject.

(g)                              No Issuer Free Writing Prospectus. The Partnership agrees that, unless it obtains the prior written consent of the Managers, and each Manager agrees with the Partnership that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433.

(h)                              Limitation on Sale of Common Units. If sales of the Units have been made but not settled, or the Partnership has had outstanding with the Managers any instructions to sell the Units, in either case, within the prior five Business Days, the Partnership will not offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission (other than a registration statement on Form S-8, a post-effective amendment to the Registration Statement made in compliance with paragraph (a) of this Section 4 or a new “shelf” registration statement) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction without (i) giving the Managers at least three Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Managers suspending acting under this Agreement for such period of time requested by the Partnership or as deemed reasonably appropriate by the Managers in light of the proposed transaction; provided, however, that the Partnership may (i) issue and sell Units pursuant to this Agreement or any Terms Agreement, (ii) issue and sell Common Units pursuant to employee stock option or other incentive compensation plans or employment arrangements existing on the date hereof as described in the Prospectus (as such plans may be amended, supplemented or replaced), or pursuant to incentive compensation plans or employment arrangements entered into in the ordinary course, (iii) issue Common Units upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof which is disclosed in the Registration Statement and the Prospectus, (iv) issue general partner units to maintain the General Partner’s 2% general partner interest in the Partnership, (v) issue Common Units or general partner units to GasLog or any of its subsidiaries, provided, that in connection with such issuance, GasLog or any applicable subsidiary agrees in writing to be bound by the provisions of this Section 4(h), and (vi) establish a trading plan pursuant to Rule 10b5-1 under the Act for the transfer of Common Units.

(i)                                  Market Stabilization. The Partnership will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Units; provided that nothing herein shall prevent the Partnership from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(j)                                  Notifications to Managers. The Partnership will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(k)                              Certificates. Upon commencement of the offering of the Units under this Agreement (and, to the extent not duplicative of a Representation Date (as defined below) referred to in (i)-(vii) below, upon the recommencement of the ability of the Partnership to offer Units under this Agreement upon the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein which shall be subject to the provisions of subclauses (ii), (iii), (iv), (vi) or (vii) below), (ii) the Partnership shall file an Earnings 6-K (defined below) (the date of each such filing, and any date on which an amendment to any such document is filed, an “Earnings Filing Date”), (iii) the Partnership shall file a Report on Form 6-K (each a “Quarterly Report”) containing reviewed quarterly financial statements for the three months ended March 31, June 30 or September 30 (other than an Earnings 6-K) (the date of each such filing, and any date on which an amendment to any such document is filed, a “Quarterly Filing Date”) (iv) the Partnership shall file an Annual Report on Form 20-F (the date of each such filing, and any date on which an amendment to any such document is filed, an “Annual Filing Date”), (v) the Units are delivered to the Managers as principals at the Time of Delivery pursuant to a Terms Agreement, (vi) the Partnership shall file a Report on Form 6-K containing financial statements, which are incorporated by reference into the Registration Statement, or (vii) otherwise as the Managers may reasonably request upon reasonable advance notice to the Partnership (such commencement or recommencement date and each such date referred to in (i) - (vii) above, a “Representation Date”), the Partnership shall furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon request, as the case may be, in form satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 6(d) of this Agreement which were last furnished to the Managers are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. Notwithstanding the foregoing or anything in this Agreement to the contrary, no Representation Date shall be deemed to occur during any period where either the Partnership or the Managers have suspended sales hereunder.

(l)                                  Opinion of Partnership Counsel. At each Representation Date, the Partnership shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of Cravath, Swaine & Moore LLP, U.S. counsel for the Partnership Parties, dated and delivered the date of such Representation Date and addressed to the Managers, in form and substance satisfactory to the Managers, of the same tenor as the opinion provided in Annex II, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m)                          Opinion of Cozen O’Connor. At each Representation Date, the Partnership shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of Cozen O’Connor (or other counsel satisfactory to the Managers), special counsel on matters of Marshall Islands law for the Partnership Parties, dated and delivered the date of such Representation Date and addressed to the Managers, in form and substance satisfactory to the Managers, of the same tenor as the opinion provided in Annex III, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n)                              Opinion of Conyers Dill Pearman Limited. At the Effective Time and at each Representation Date that is an Annual Filing Date, the Partnership shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of Conyers Dill Pearman Limited (or other counsel satisfactory to the Managers), special Bermuda counsel for the Partnership Parties, dated and delivered the date of such Representation Date and addressed to the Managers, in form and substance satisfactory to the Managers, of the same tenor as the opinion provided in Annex IV, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(o)                              Opinion of CMS Cameron McKenna Nabarro Olswang LLP. At the Effective Time and at each Representation Date that is an Annual Filing Date, the Partnership shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of CMS Cameron McKenna Nabarro Olswang LLP (or other counsel satisfactory to the Managers), special English counsel for the Partnership Parties, dated and delivered the date of such Representation Date and addressed to the Managers, in form and substance satisfactory to the Managers, of the same tenor as the opinion provided in Annex V, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(p)                              Opinion of Managers Counsel. At each Representation Date, Latham & Watkins LLP, counsel to the Managers, shall deliver a written opinion, dated and delivered the date of such Representation Date and addressed to the Managers, in form and substance satisfactory to the Managers, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Managers may reasonably require, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. The Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(q)                              Letters of Independent Accountant. Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the ability of the Partnership to offer Units under this Agreement upon the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Units are delivered to the Managers as principals at a Time of Delivery pursuant to a Terms Agreement, (iii) the Partnership files an Earnings 6-K, a Quarterly Report on Form 6-K, or an Annual Report on Form 20-F, or (iv) at the Managers’ request and upon reasonable advance notice to the Partnership, there is filed with the Commission any document which contains financial information (other than an Annual Report on Form 20-F) incorporated by reference into the Prospectus, the Partnership shall cause Deloitte LLP (or other independent accountants satisfactory to the Managers) forthwith, to furnish the Managers a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Managers, of the same tenor as the letters referred to in Section 6(e) but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(r)                                 Due Diligence. At each Representation Date, the Partnership will conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the independent accountants of the Partnership. The Partnership shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers or their agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Partnership’s agents during regular business hours and at the Partnership’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Partnership, its officers and its agents, as the Managers may reasonably request.

(s)                                Managers Trading. The Partnership consents to the Managers trading in the Common Units for each of the Managers’ own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement or pursuant to a Terms Agreement.

(t)                                 Disclosures in Periodic Reports. At all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer of Units, the Partnership shall file its Annual Reports on Form 20-F within the periods required under the Exchange Act and, for each of the first three fiscal quarters of the Partnership’s fiscal year, Quarterly Reports within 90 days after the end of the period covered under such Quarterly Report, each setting forth consolidated financial statements and financial schedules of the Partnership and the subsidiaries of the Partnership, together with related notes, prepared in accordance with Regulation S-X under the Act and with IFRS consistently applied at the times and during the periods involved. The Partnership shall disclose in such Annual Reports on Form 20-F and such Quarterly Reports the number of Units sold through the Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of Units pursuant to this Agreement during the relevant period.

(u)                              Failure of Certain Conditions. If to the knowledge of the Partnership, the conditions set forth in Sections 6(a), 6(f) or 6(g) shall not be true and correct on the applicable Settlement Date, the Partnership will offer to any person who has agreed to purchase Units from the Partnership as the result of an offer to purchase solicited by the Managers the right to refuse to purchase and pay for such Units.

(v)                              Affirmation of Representations and Warranties. At each Applicable Time, Settlement Date and Representation Date, the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented as of such date; and each execution and delivery by the Partnership of a Terms Agreement, shall be deemed to be an affirmation to the Managers that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Units relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented as of such date.

(w)                          Sufficient Common Units for Issuance. The Partnership shall ensure that there are at all times sufficient Common Units to provide for the issuance, free of any preemptive rights, out of its authorized but unissued Common Units or Common Units held in treasury, of the maximum aggregate number of Units authorized for issuance by the Partnership pursuant to the terms of this Agreement. The Partnership will use its commercially reasonable efforts to cause the Units to be listed for trading on the NYSE and to maintain such listing.

(x)                              Delivery of Prospectus. During any period when the delivery of a prospectus relating to the Units is required under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Partnership will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(y)                              DTC. The Partnership shall cooperate with Managers and use their reasonable efforts to permit the Units to be eligible for clearance and settlement through the facilities of DTC.

(z)                               Use of Proceeds. The Partnership will apply the Net Proceeds from the sale of the Units in the manner set forth in the Prospectus.

(aa)                        Investment Company; PFIC. For a period of four years after any Settlement Date, the Partnership will use its commercially reasonable efforts to ensure that no Partnership Entity, nor any subsidiary thereof, shall become required to register as an “investment company” under the 1940 Act. For a period of three years after any Settlement Date, the Partnership will use its commercially reasonable efforts to ensure that no Partnership Entity, nor any subsidiary thereof, shall become a PFIC that would require action on the part of a shareholder or unitholder to make an election to treat the PFIC as a “qualified electing fund” with respect to such shareholder or unitholder.

(bb)                      PFIC Notice to Shareholders. If the Partnership notifies its shareholders that it or a subsidiary will be a PFIC, it will contemporaneously give similar notice to the Managers, along with information concerning the potential availability of a “qualified electing fund” election (or elections) under Section 1295 of the Code or any other applicable election with respect to each Partnership Entity that is a PFIC.

(cc)                        Sales under the Agreement shall cease on October 9, 2020 unless and until the Partnership has filed a new prospectus supplement (the “New Prospectus Supplement”) relating to the Units to an effective subsequent registration statement on Form F-3 (the “Subsequent Registration Statement”), and has taken all other reasonable actions necessary or appropriate to permit the offering and sale of the Units to continue as contemplated in the expired registration statement relating to such Units and this Agreement. Upon effectiveness of the Subsequent Registration Statement and filing of the New Prospectus Supplement, except where the context otherwise requires, references herein to the “Registration Statement” shall be deemed to refer to the Subsequent Registration Statement, and references herein to the “Prospectus Supplement” shall be deemed to refer to the New Prospectus Supplement

5.                                    Payment of Expenses. The Partnership Parties agree to pay the costs, fees and expenses relating to the following matters: (i) the preparation, printing or reproduction and, if applicable, filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, each Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates, if any, for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE (including any supplemental listing application); (v) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vi) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such filings); (vii) the transportation and other expenses incurred by or on behalf of Partnership Parties’ representatives in connection with any presentations to prospective purchasers of the Units; (viii) the fees and expenses of the Partnership Entities’ accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership Parties; (ix) all other costs, fees and expenses incident to the performance by the Partnership of its obligations hereunder and (x) the reasonable fees, disbursements and expenses of counsel for the Managers in connection with the Second Amended and Restated Equity Distribution Agreement, the related prospectus supplement to be filed with Commission on July 26, 2018 and ongoing services in connection with the transactions contemplated hereunder, not to exceed $225,000 over the duration of this Agreement. Notwithstanding anything to the contrary, except as expressly provided in this Section 5, or otherwise as agreed with the Partnership in writing, the Managers shall be responsible for any transfer taxes on resale of Units by them and any costs and expenses associated with this Agreement, any Terms Agreements, the transactions contemplated hereby and the sale and marketing of the Units.

6.                                    Conditions to the Obligations of the Managers. The obligations of the Managers under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Partnership Parties contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) the performance by the Partnership Parties of their obligations hereunder and (iii) the following additional conditions:

(a)                               The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Units; any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Partnership, threatened.

(b)                              The Partnership Parties shall have furnished or caused to be furnished the opinions and letters from their counsel and accountants as set forth in Section 4, on the dates as set forth in Section 4.

(c)                               The Managers shall have received from Latham & Watkins LLP, counsel for the Managers, an opinion as set forth in Section 4(p), on the dates as set forth in Section 4, and the Partnership Parties shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)                             The Partnership Parties shall have furnished or caused to be furnished to the Managers, on every date specified in Section 4(k) of this Agreement, a certificate by the principal executive officer or principal financial officer of each Partnership Party, dated as of such date, to the effect that the signer of such certificate has carefully examined the Registration Statement and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i)                                        the representations and warranties of the respective Partnership Party in this Agreement are true and correct on and as of such date with the same effect as if made on such date and such Partnership Party has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii)                                    no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued by the Commission and no proceedings for that purpose have been instituted or, to such officer’s knowledge, threatened; and

(iii)                                since the date of the most recent financial statements included in the Prospectus, there has been no material adverse effect on the general affairs, condition (financial or otherwise), results of operations, business, properties, assets or prospects of the Partnership Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus, as amended or supplemented.

(e)                               The Partnership Parties shall have requested and caused Deloitte LLP to have furnished to the Managers, on every date specified in Section 4(q) hereof and to the extent reasonably requested by the Managers in connection with any offering of the

Units, a comfort letter, dated respectively as of such date, in form and substance reasonably satisfactory to the Managers.

(f)                                Subsequent to the respective dates as of which information is disclosed in the Registration Statement and the Prospectus, except as otherwise stated therein, there shall not have been (i) any adverse change or decrease specified in the letter referred to in Section 6(e) or (ii) any adverse change, or any development involving a prospective adverse change that would reasonably be expected to have a Material Adverse Effect, which, in the Managers’ opinion, would materially and adversely affect the market for Units.

(g)                              Between the Execution Time and the time of any sale of Units through the Managers, there shall not have been any decrease in the rating of any of the debt securities of the Partnership Parties by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h)                              FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(i)                                  The Units shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Managers.

(j)                                  Prior to each Settlement Date and Time of Delivery, as applicable, the Partnership Parties shall have furnished to the Managers such further information, certificates and documents as the Managers may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Managers and counsel for the Managers, this Agreement and all obligations of the Managers hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Managers. Notice of such cancellation shall be given to the Partnership Parties in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered to the office of Latham & Watkins LLP, counsel for the Managers, at 811 Main Street, Suite 3700, Houston, Texas 77002, or electronically to Latham & Watkins LLP at an address provided by it to the Partnership Parties or their counsel, on each such date as provided in this Agreement.

7.                                    Indemnification and Contribution.

(a)                             The Partnership Parties will indemnify and hold harmless each Manager against any losses, claims, damages or liabilities, joint or several, to which such Manager may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, Base Prospectus or Prospectus Supplement, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Manager for any legal or other expenses reasonably incurred by such Manager in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Partnership Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, Base Prospectus or Prospectus Supplement, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Partnership Parties by any Manager expressly for use therein.

(b)                              Each Manager, severally and not jointly, will indemnify and hold harmless the Partnership Parties against any losses, claims, damages or liabilities to which the Partnership Parties may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, Base Prospectus or Prospectus Supplement, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, Prospectus, Base Prospectus or Prospectus Supplement, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Partnership Parties by such Manager expressly for use therein; and will reimburse the Partnership Parties for any legal or other expenses reasonably incurred by the Partnership Parties in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                               Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                             If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and the Managers on the other from the offering of the Units.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties on the one hand and the Managers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Partnership Parties on the one hand and the Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership Parties bear to the total sales commissions received by the Managers.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties on the one hand or the Managers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Partnership Parties and the Managers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Managers were treated as one entity for such purposes) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Units distributed to the public were offered to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers’ obligations in this subsection (d) to contribute are several and not joint.

(e)                               The obligations of the Partnership Parties under this Section 7 shall be in addition to any liability which the Partnership Parties may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Manager within the meaning of the Act, each broker-dealer affiliate of any Manager and each director, officer, employee and agent of any Manager or broker-dealer affiliate of any Manager; and the obligations of the Managers under this Section 7 shall be in addition to any liability which the respective Managers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Partnership (including any person who, with his or her consent, is named in any Registration Statement as about to become a director of the Partnership) and to each person, if any, who controls the Partnership within the meaning of the Act.

8.                                    Termination.

(a)                             The Partnership Parties shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Units have been sold through the Managers, then Section 4(u) shall remain in full force and effect, (ii) with respect to any pending sale of Units through the Managers, the obligations of the Partnership Parties , including in respect of compensation of the Managers, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5, 7, 9, 10, 12, 14 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)                              The Managers shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in their sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 9, 10, 12, 14 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)                               This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or 8(b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7, 9, 10, 12, 14 and 15 shall remain in full force and effect.

(d)                             Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the

Partnership Parties, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e)                               In the case of any purchase of Units by the Managers pursuant to a Terms Agreement, the obligations of the Managers pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the Managers, by notice given to the Partnership Parties prior to the Time of Delivery relating to such Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Managers, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus.

9.                                    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership Parties or their officers and of the Managers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Managers or the Partnership Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Units.

10.                            Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Managers, will be mailed, e-mailed, delivered or telefaxed to: c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, Facsimile: (646) 291-1469; c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Facsimile: (212) 325-4296 Attention: IBCM-Legal; c/o Merrill Lynch, One Bryant Park, New York, New York 10036, Facsimile: (646) 855-3073 Attention: Dave Moran, TJ Opladen and Syndicate Department, email: thomas.j.opladen_jr@baml.com, with a copy to Facsimile: (212) 230-8730, Attention: ECM Legal, email: tymour.okasha@bankofamerica.com; c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036 Attention: Equity Syndicate Desk, with a copy to the Legal Department; and c/o UBS Securities LLC 1285 Avenue of the Americas, New York, New York 10019, Attention: Legal Department, Facsimile: (212) 821-4165; or, if sent to the Partnership, will be mailed, e-mailed, delivered or telefaxed to the address of the Partnership set forth in the Registration Statement, Attention: Chief Financial Officer (e-mail: amaxwell@gaslogltd.com), with a copy to Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019-7475, Attn: Scott Bennett (fax no. 212-474-3700; email: sbennett@cravath.com).

11.                            Successors and Parties in Interest. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, and no other person shall have any right or obligation hereunder; provided, that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the Partnership Parties, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Merrill Lynch, Pierce, Fenner & Smith Incorporated’s investment banking or related business may be transferred following the date of this Agreement. This Agreement has been and is made solely for the benefit of the Managers and the Partnership Parties and, to the extent provided in Section 7 of this Agreement, the officers, directors, employees, agents and controlling persons referred to in Section 7 and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person shall acquire or have any right under or by virtue of this Agreement.

12.                            No Fiduciary Duty. The Partnership Parties hereby acknowledge that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership Parties, on the one hand, and the Managers and any affiliate through which it may be acting, on the other, (b) the Managers are acting solely as sales agents and/or principals in connection with the purchase and sale of the Units and not as a fiduciary of the Partnership Parties and (c) the Partnership Parties’ engagement of the Managers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership Parties agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether the Managers have advised or is currently advising the Partnership Parties on related or other matters). The Partnership Parties agree that they will not claim that the Managers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership Parties, in connection with such transactions contemplated by this Agreement.

13.                            Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Partnership Parties and the Managers with respect to the subject matter hereof.

14.                            Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The Partnership Parties agree that any suit or proceeding arising in respect of this agreement or the engagement of the Managers will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York, and the Partnership Parties agree to submit to the jurisdiction of, and to venue in, such courts.

15.                            Waiver of Jury Trial. The Partnership Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16.                            Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17.                            Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

18.                            Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Units, the time of sale of such Units pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Earnings Announcement” shall mean a press release or other public announcement of the Partnership containing its earnings, revenues or other results of operations for a quarterly or annual period.

“Earnings 6-K” shall mean a Report on Form 6-K which includes substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data, officers’ quotations and non-GAAP measures and related disclosure) that the Partnership identifies in such Report on Form 6-K as being incorporated by reference into the Registration Statement.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Section 2(a) hereof.

“Operative Agreements” shall mean the agreements listed in Schedule III hereto.

“Prospectus” shall mean the prospectus, as defined in Section 2(a) hereof.

“Prospectus Supplement” shall mean the prospectus supplement, as defined in Section 2(a) hereof.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 172”, “Rule 405”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 2(a) hereof.

19.                            The Partnership has appointed Puglisi & Associates as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted, by any Manager, the directors, officers, employees and agents of any Manager, or by any person who controls any Manager, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding.  The Partnership hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of them agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Partnership.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Partnership Parties and the Managers, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Partnership Parties and the Managers. Alternatively, the execution of this Agreement by the Partnership Parties and its acceptance by or on behalf of the Managers may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

GasLog Partners GP LLC

By: GasLog Ltd., as sole member

By:	/s/ Paul Wogan
	Name:	Paul Wogan
	Title:	Chief Executive Officer

GasLog Partners LP

By:	/s/ Andrew J. Orekar
	Name:	Andrew J. Orekar
	Title:	Chief Executive Officer

GasLog Partners Holdings LLC

By: GasLog Partners LP, as sole member

By:	/s/ Andrew J. Orekar
	Name:	Andrew J. Orekar
	Title:	Chief Executive Officer

[Signature Page to Second Amended and Restated Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.
By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Gabriel Lepine
Name: Gabriel Lepine
Title: Director

By:	CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Craig Weile
Name: Craig Weile
Title: Managing Director

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Stan Kazdal
Name: Stan Kazdal
Title: Managing Director

By:	MORGAN STANLEY & CO. LLC

By:	/s/ Cowan Phan
Name: Cowan Phan
Title: Executive Director

By:	UBS SECURITIES LLC

By:	/s/ Evan Riley
Name: Evan Riley
Title: Executive Director

By:	/s/ Radler Kelly
Name: Radler Kelly
Title: Associate Director

[Signature Page to Second Amended and Restated Equity Distribution Agreement]

Schedule I

Owned Vessels
Vessel	Flag	Owning Entity	IMO Number
GasLog Shanghai	Bermuda	GAS-three Ltd.	9600528
GasLog Santiago	Bermuda	GAS-four Ltd.	9600530
GasLog Sydney	Bermuda	GAS-five Ltd.	9626273
GasLog Seattle	Bermuda	GAS-seven Ltd.	9634086
Solaris	Bermuda	GAS-eight Ltd.	9634098
GasLog Greece	Bermuda	GAS-eleven Ltd.	9687019
GasLog Geneva	Bermuda	GAS-thirteen Ltd.	9707508
GasLog Gibraltar	Bermuda	GAS-fourteen Ltd.	9707510
Methane Rita Andrea	Bermuda	GAS-sixteen Ltd.	9307188
Methane Jane Elizabeth	Bermuda	GAS-seventeen Ltd.	9307190
Methane Alison Victoria	Bermuda	GAS-nineteen Ltd.	9321768
Methane Shirley Elisabeth	Bermuda	GAS-twenty Ltd.	9321756
Methane Heather Sally	Bermuda	GAS-twenty one Ltd.	9321744

Schedule I-1

Schedule II

Covered Agreements

None.

Schedule II-1

Schedule III

Operative Agreements

1.         This Agreement.

Schedule IV

Specified Agreements

1.                                    Facility Agreement for up to $450,000,000 Loan Facility, dated November 12, 2014, among GAS-three Ltd., GAS-four Ltd., GAS-five Ltd., GAS-sixteen Ltd. and GAS-seventeen Ltd. as borrowers, Citibank, N.A., London Branch, Nordea Bank Finland Plc, London Branch, DVB Bank America N.V., ABN AMRO Bank N.V., Skandinaviska Enskilda Banken AB (Publ) and BNP Paribas, as mandated lead arrangers, the financial institutions listed in Schedule 1 thereto, as lenders, Citibank, N.A., London Branch, as bookrunner and security agent, and Citibank International Limited, as agent and security trustee.

2.                                    Deed between GasLog Partners LP and Citibank, N.A., London Branch, dated November 12, 2014.

3.                                   Corporate Guarantee in relation to GAS-three Ltd. GAS-four Ltd, GAS-sixteen Ltd., Gas-seventeen Ltd., dated November 12, 2014, between GasLog Partners Holdings LLC, as Guarantor, and Citibank, N.A. London Branch, as Mortgagee.

4.                                    Facilities Agreement (the “October 2015 Facility”) for $1,311,356,340 Loan Facilities, dated October 16, 2015, between GAS-eleven Ltd., GAS-twelve Ltd., GAS-thirteen Ltd., Gas-fourteen Ltd., GAS-twenty two Ltd., GAS-twenty three Ltd., GAS-twenty four Ltd., GAS-twenty five Ltd., as borrowers, Citibank, N.A., London Branch, Nordea Bank AB, London Branch, The Export-Import Bank of Korea, Bank of America, National Association, BNP Paribas, Credit Agricole Corporate and Investment Bank, Credit Suisse AG, HSBC Bank plc, ING Bank N.V., London Branch, KEB Hana Bank, London Branch, KfW IPEX-Bank GmbH, National Australia Bank Limited, Oversea-Chinese Banking Corporation Limited, Societe Generale and The Korea Development Bank, as mandated lead arrangers, Nordea Bank AB, London Branch, as agent, security agent, global coordinator and bookrunner, and Citibank N.A., London Branch, as export credit agent, global co-ordinator, bookrunner and export credit agent co-ordinator, guaranteed by GasLog Ltd. and GasLog Carriers Ltd. (as supplemented by supplemental deeds dated April 12, 2017, May 2, 2017, July 3, 2017 and April 25, 2018).

5.                                    Corporate Guarantee, dated May 3, 2017, of GasLog Partners Holdings LLC, as Guarantor, in favor of Nordea Bank AB, London Branch in connection with the October 2015 Facility (as supplemented by a supplemental deed dated July 3, 2017 and April 25, 2018).

6.                                    Corporate Guarantee, dated May 3, 2017, of GasLog Partners LP, as Guarantor, in favor of Nordea Bank AB, London Branch in connection with the October 2015 Facility (as supplemented by a supplemental deed dated July 3, 2017 and April 25, 2018).

7.                                    Senior Facility Agreement (the “Senior Facility Agreement”) for $396,500,000, dated February 18, 2016, among GAS-eighteen Ltd., GAS-nineteen Ltd., GAS-twenty Ltd., GAS-twenty one Ltd. and GAS-twenty seven Ltd., as borrowers, ABN AMRO Bank N.V., DNB (UK) Ltd. and DVB Bank America N.V., as mandated lead arrangers, the

Schedule IV-1

financial institutions listed in Schedule 1 thereto, as lenders, ABN AMRO Bank N.V. and DNB (UK) Ltd., as bookrunners, and DNB Bank ASA, London Branch, as agent and security agent.

8.                                   Corporate Guarantee, dated February 18, 2016, of GasLog Partners LP, Mortgagee, in favor of DNB Bank ASA, London Branch in connection with the Senior Facility Agreement.

9.                                   Corporate Guarantee, dated February 18, 2016, of GasLog Partners Holdings LLC, as Mortgagee, in favor of DNB Bank ASA, London Branch in connection with the Senior Facility Agreement.

10.                            Junior Facility Agreement (the “Junior Facility Agreement”) for $180,000,000, dated February 18, 2016, among GAS-eighteen Ltd., GAS-nineteen Ltd., GAS-twenty Ltd., GAS-twenty one Ltd. and GAS-twenty seven Ltd., as borrowers, ABN AMRO Bank N.V., DNB (UK) Ltd. and DVB Bank America N.V., as mandated lead arrangers, the financial institutions listed in Schedule 1 thereto, as lenders, ABN AMRO Bank N.V. and DNB (UK) Ltd., as bookrunners, and DNB Bank ASA, London Branch, as agent and security agent.

11.                           Corporate Guarantee, dated February 18, 2016, of GasLog Partners LP, as Mortgagee, in favor of DNB Bank ASA, London Branch in connection with the Junior Facility Agreement.

12.                           Corporate Guarantee, dated February 18, 2016, of GasLog Partners Holdings LLC, as Mortgagee, in favor of DNB Bank ASA, London Branch in connection with the Junior Facility Agreement.

13.                            Intercreditor Agreement, dated February 18, 2016, among GAS-eighteen Ltd., GAS-nineteen Ltd., GAS-twenty Ltd., GAS-twenty one Ltd., GAS-twenty seven Ltd., as owners, DNB Bank ASA, London Branch, as agent and trustee for the Senior Finance Parties and Junior Finance Parties thereto, the Senior Lenders described in Schedule 1 thereto, as lenders under the Senior Facility Agreement, and the Junior Lenders described in Schedule 1 thereto, as lenders under the Junior Facility Agreement.

14.                            Facility Agreement (the “Parent Facility Agreement”) for $1,050,000,000, dated July 19, 2016, among GAS-one Ltd., GAS-two Ltd., GAS-six Ltd., GAS-seven Ltd., GAS-eight Ltd., GAS-nine Ltd., GAS-ten Ltd., GAS-fifteen Ltd., GasLog Ltd. and GasLog Carriers Ltd., as borrowers, Citigroup Global Markets Limited, Credit Suisse AG, Nordea Bank AB, London Branch, Skandinaviska Enskilda Banken AB (publ), HSBC Bank plc, ING Bank N.V., London Branch, Danmarks Skibskredit A/S and The Korea Development Bank, as mandated lead arrangers, DVB Bank America N.V., as arranger, Nordea Bank AB, London Branch, as agent, Nordea Bank AB, London Branch, as security agent, Citigroup Global Markets Limited, Credit Suisse AG, Nordea Bank AB, London Branch, Skandinaviska Enskilda Banken AB (publ), HSBC Bank plc and ING Bank N.V., London Branch, as bookrunners, Citigroup Global Markets Limited, as global co-

Schedule IV-2

ordinator, and guaranteed by GasLog Ltd. and GasLog Carriers Ltd. (as supplemented by supplemental deeds dated November 1, 2016, May 25, 2017 and October 18, 2017).

15.                            Corporate Guarantee, dated November 1, 2016, of GasLog Partners Holdings LLC, as Guarantor, in favor of Nordea Bank AB, London Branch in connection with the Parent Facility Agreement (as supplemented by supplemental deeds dated May 25, 2017 and October 18, 2017).

16.                            Corporate Guarantee, dated November 1, 2016, of GasLog Partners LP, as Guarantor, in favor of Nordea Bank AB, London Branch in connection with the Parent Facility Agreement (as supplemented by supplemental deeds dated May 25, 2017 and October 18, 2017).

17.                            Loan Agreement with GasLog Ltd., dated April 3, 2017, relating to a $75,000,000 unsecured term loan and revolving loan facility, between GasLog Partners LP, as borrower, and GasLog Ltd., as lender.

Schedule IV-3

Annex I

GasLog Partner LP

Common Units

TERMS AGREEMENT

[    ]

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York, 10013

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Dear Sirs:

GasLog Partners LP, a limited partnership organized under the laws of the Republic of the Marshall Islands (the “Partnership”), proposes, subject to the terms and conditions stated herein and in the Second Amended and Restated Equity Distribution Agreement, dated July 26, 2018 (the “Equity Distribution Agreement”), between the Partnership, GasLog Partners GP LLC, a limited liability company organized under the laws of the Republic of The Marshall Islands (the “General Partner”), GasLog Partners Holdings LLC, a limited liability company organized under the laws of the Republic of The Marshall Islands (the “Operating Company,” and together with the General Partner and the Partnership, the “Partnership Parties”), and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and UBS Securities LLC (the “Purchasers”) to issue and sell to the Purchasers the securities specified in Schedule 1 hereto (the “Purchased Units”) [, and solely for the purpose of covering over-allotments, to grant to the Purchasers the option to purchase the additional securities specified in the Schedule 1 hereto (the “Additional Units”)].

Annex I-1

[The Purchasers shall have the right to purchase from the Partnership all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Purchased Units, at the same purchase price per share to be paid by the Purchasers to the Partnership for the Purchased Units. This option may be exercised by the Purchasers at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule 1 hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Units shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Units.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Purchasers, as agents of the Partnership Parties, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Units.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Units [and the Additional Units], in the form heretofore delivered to the Purchasersis now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Partnership Parties agrees to issue and sell to the Purchasers and the latter agree to purchase from the Partnership Parties the number of the Purchased Units at the time and place and at the purchase price set forth in the Schedule 1 hereto.

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Equity Distribution Agreement.

[Signature pages follow]

Annex I-2

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Purchasers and the Partnership Parties.

GasLog Partners GP LLC

By: GasLog Ltd., as sole member

By:
Name: Paul Wogan
Title: Chief Executive Officer

GasLog Partners LP

By:
Name: Andrew J. Orekar
Title: Chief Executive Officer

GasLog Partners Holdings LLC

By: GasLog Partners LP, as sole member

By:
Name: Andrew J. Orekar
Title: Chief Executive Officer

Annex I-3

ACCEPTED as of the date
first written above.

Citigroup Global Markets Inc.

By:
Name:
Title:

Credit Suisse Securities (USA) LLC

By:
Name:
Title:

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:
Name:
Title:

Morgan Stanley & Co. LLC

By:
Name:
Title:

UBS Securities LLC

By:
Name:
Title:

By:
Name:
Title:

Annex I-4

Schedule 1 to Terms Agreement

Title of Purchased Units [and Additional Units]:

Common Stock

Number of Purchased Units:

[Number of Additional Units:]

[Price to Public:]

Purchase Price by Purchasers:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of the Units to the Purchasers’ accounts at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1) The opinions referred to in Sections 4(l)-4(m).

(2) The opinion referred to in Section 4(p).

(3) The accountant’s letter referred to in Section 4(q).

(4) The officers’ certificate referred to in Section 4(k).

(5) Such other documents as the Manager shall reasonably request.

Annex I-5

Annex II

MATTERS TO BE COVERED BY U.S. COUNSEL OPINION

1.                                    Assuming that the Equity Distribution Agreement has been duly authorized by each of the Partnership Parties under the laws of its respective jurisdiction of formation, the Equity Distribution Agreement has been duly executed and delivered by the Partnership Parties, to the extent such execution and delivery are governed by the laws of the State of New York.

2.           The Registration Statement became effective under the Act on October 10, 2017 (the “Effective Date”), and thereupon the offering of the Units as contemplated by the Prospectus became registered under the Act; to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel’s knowledge, no proceedings for that purpose have been instituted or are pending or contemplated under the Act; and the required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)).

3.           Assuming that the Equity Distribution Agreement has been duly authorized and validly executed and delivered by each of the Partnership Parties, the Equity Distribution Agreement constitutes a legal, valid and binding obligation of the Partnership Parties.

4.           The statements made in the Registration Statement and Prospectus under “Our Cash Distribution Policy and Restrictions on Distributions”, “Description of Common Units”, and “Summary of Our Partnership Agreement”, insofar as such statements purport to summarize any agreement, statute or regulation or refer to statements of law or legal conclusions, fairly summarize the matters described therein; provided, however, that we express no opinion with respect to any laws other than the laws of the State of New York and, to the extent specifically identified herein, the federal laws of the United States of America.

5.           The Opinion of Cravath, Swaine & Moore LLP filed as Exhibit 8.1 to the Prospectus is confirmed and the Managers may rely upon such opinion.

6.           No authorization, approval or other action by, and no notice to, consent of, order of or filing with, any United States Federal or New York State governmental authority is required to be made or obtained by the Partnership for the consummation of the transactions contemplated by the Equity Distribution Agreement, other than (i) those that have been obtained or made under the Act, (ii) those that may be required under the Act in connection with the use of a “free writing prospectus” and (iii) those that may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Units by the Managers.

7.                                    Based solely on the certificate dated the date hereof, from an officer of the Partnership, after giving effect to the offering and sale of the Units, the Partnership will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

8.                                    None of the Partnership Entities should be a “passive foreign investment company” as such term is defined in the Internal Revenue Code of 1986, as amended.

9.                                    The Common Units have been duly registered as a class pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

Annex II-1

10.                            Assuming the validity of such action under the laws of The Marshall Islands and Bermuda relating to submission to jurisdiction, pursuant to Section 14 of the Equity Distribution Agreement, the Partnership Parties validly and irrevocably submitted to the personal jurisdiction of the courts of the State of New York.

11.                            The Partnership is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

12.                            None of the execution, delivery and performance on the date hereof of the terms of the Equity Distribution Agreement nor the consummation on the date hereof by the Partnership Parties of the transactions set forth therein will result in any violation of United States Federal or New York State law, rule or regulation or any ruling, judgment, order or decree, known to us and of the type that in our experience typically would be applicable to transactions of the type contemplated by the Equity Distribution Agreement, of any United States Federal or New York State court, agency or official having jurisdiction over the Partnership or any of its subsidiaries or any of the properties or assets of the Partnership or any of its subsidiaries.

In addition to the matters set forth above, such counsel shall also state (i) on the basis of information gained in the course of the performance of the services rendered, that, the Registration Statement, at the time it initially became effective, and the Prospectus, as of the Closing Date, appeared or appears on its face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations thereunder, except that such counsel does not express any view as to the financial statements, other information of an accounting or financial nature and (ii) that their work in connection with this matter did not disclose any information that gave them reason to believe that (a) the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Prospectus, as of its date or at the Closing Date included or includes, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case, such counsel does not express any view as to the financial statements, other information of an accounting or financial nature.

Annex II-2

Annex III

MATTERS TO BE COVERED BY MARSHALL ISLANDS COUNSEL OPINION

(1)          The Partnership is a limited partnership validly subsisting in good standing under Marshall Islands law and has all requisite limited partnership power and authority to own or lease and to operate its properties and to conduct its business in all material respects as described in the Registration Statement and the Prospectus.

(2)          The General Partner is a limited liability company validly subsisting in good standing under Marshall Islands law and has all requisite limited liability company power and authority to own or lease and to operate its properties and to conduct its business in all material respects and act as the general partner of the Partnership as described in the Registration Statement and the Prospectus.

(3)          The Operating Company is a limited liability company validly subsisting in good standing under Marshall Islands law and has all requisite limited liability company power and authority to own or lease and to operate its properties and to conduct its business in all material respects as described in the Registration Statement and the Prospectus.

(4)          GasLog owns of record 100% of the limited liability company interests in the General Partner.  Such limited liability company interests have been duly authorized and validly issued in accordance with the General Partner LLC Agreement and, to our knowledge, are fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands LLC Act and except as may otherwise be provided in the General Partner LLC Agreement); and to our knowledge, GasLog owns such limited liability company interest free and clear of all Liens (except for restrictions on transferability under applicable securities laws or as described in the Prospectus).

(5)          The General Partner owns of record the General Partner Interest and is the sole general partner of the Partnership. Such General Partner Interest has been duly authorized and validly issued in accordance with the Partnership Agreement and, to our knowledge, is fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands LP Act and except as may otherwise be provided in the Partnership Agreement); and to our knowledge, the General Partner owns such General Partner Interest free and clear of all Liens (except for restrictions on transferability under applicable securities laws or as described in the Prospectus).

(6)          The Partnership owns of record 100% of the limited liability company interests in the Operating Company.  Such limited liability company interests have been duly authorized and validly issued in accordance with the Operating Company LLC Agreement and, to our knowledge, are fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands LLC Act and except as may otherwise be provided in the Operating

Annex III-1

Company LLC Agreement); and to our knowledge, the Partnership owns such limited liability company interests free and clear of all Liens (except for restrictions on transferability under applicable securities laws or as described in the Prospectus).

(7)        To our knowledge, the Operating Company owns of record all of the outstanding shares of capital stock of each of the Bermuda subsidiaries listed on Exhibit A to this opinion free and clear of all Liens (except for restrictions on transferability under applicable securities laws or as described in the Prospectus).

(8)        To our knowledge, except as described in or incorporated by reference into the Equity Distribution Agreement or the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any other restriction upon transfer of, any limited partner interests in the Partnership.

(9)          Each of the MI Entities has all requisite limited partnership or limited liability company power and authority, as applicable, to execute and deliver the Equity Distribution Agreement and to perform its obligations thereunder and to consummate the transactions contemplated thereby.

(10)        The execution and delivery of the Equity Distribution Agreement by the MI Entities has been duly authorized by all necessary limited partnership or limited liability company action, as applicable, of the relevant MI Entities.

(11)        The Equity Distribution Agreement has been validly executed and delivered by each of the MI Entities and the Equity Distribution Agreement is a valid and legally binding agreement of each of the MI Entities enforceable against each of the MI Entities in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that rights to indemnification and contribution thereunder may be limited by securities laws or considerations of public policy relating thereto.

(12)        The execution, delivery and performance of the Equity Distribution Agreement by each of the MI Entities and the performance by each of the MI Entities of their respective obligations thereunder and the consummation of the transactions contemplated thereby, do not and will not (i) conflict with or constitute a violation of the organizational documents of the relevant MI Entity; (ii) violate any statute or law of general application of Republic of The Marshall Islands to which the relevant MI Entity is subject; or (iii) to our knowledge, violate any judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority situated in the Republic of The Marshall Islands directed to an MI Entity in a proceeding before such court, regulatory body, administrative agency, governmental body, arbitrator or other authority in the Republic of The Marshall Islands to which such MI Entity is a party.

Annex III-2

(13)                      No permit, consent, approval, authorization, order, registration, filing or qualification of or with any governmental agency or body of the Republic of The Marshall Islands having jurisdiction over the MI Entities or any of their respective properties is required in connection with the execution and delivery by each of the MI Entities of the Equity Distribution Agreement, the consummation of the transactions contemplated thereby or the performance by the MI Entities of their respective obligations thereunder.

(14)                      No permits, licenses, franchises, concessions, certificates and authorizations of, or declarations or filings with, any governmental or regulatory authorities of the Republic of The Marshall Islands are required for each of the MI Entities to own or lease and to operate its properties and to conduct its business in the manner described in the Prospectus, other than such permits, consents, licenses, franchises, concessions, certificates and authorizations, declarations or filings with any Marshall Islands governmental authority currently held or filed by such MI Entity and which must be filed by such MI Entity annually in the future.

(15)        When the Units are issued against payment therefor in accordance with the terms and conditions of the Equity Distribution Agreement, the Partnership Agreement and the Prospectus, the Units will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands LP Act).

(16)        The Incentive Distribution Rights are duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands LP Act); and to our knowledge, GasLog owns such Incentive Distribution Rights free and clear of all Liens (except for restrictions on transferability under applicable securities laws or as described in the Prospectus).

(17)        To our knowledge, there is no pending or threatened action, suit, proceeding or investigation before or by any Marshall Islands court, governmental agency or authority against any of the MI Entities of a character required to be disclosed in the Registration Statement or the Prospectus which is not adequately disclosed as required.

(18)         The statements in the Registration Statement and the Prospectus under the captions “Non-United States Tax Considerations—Marshall Islands Tax Consequences”, and “Service of Process and Enforcement of Civil Liabilities,” insofar as they constitute summaries of Marshall Islands law or legal conclusions of Marshall Islands law, accurately describe in all material respects the portions of the statutes and regulations addressed thereby, subject to the qualifications and assumptions stated therein.

(19)         So long as none of the Units are owned directly or indirectly by the Republic of The Marshall Islands or any other sovereign state, the MI Entities are not entitled to any immunity under the laws of the Republic of The Marshall Islands, whether

Annex III-3

characterized as sovereign immunity or otherwise, from any legal proceedings in respect of themselves or their respective properties in relation to the Equity Distribution Agreement.

(20)         The choice of New York law to govern the Equity Distribution Agreement would be regarded by the courts of the Marshall Islands as a matter of civil contract to be enforced in the same manner as other contracts.

(21)                      A final non-appealable judgment against any of the MI Entities entered by a court in any United States or foreign jurisdiction in any suit, action or proceeding would be enforceable against the relevant MI Entity in the courts of the Republic of the Marshall Islands without a retrial of the merits of the matter except where:

(a)        it has not been pronounced by a court of competent jurisdiction;

(b)        it has not been given on the merits of the case;

(c)                               it appears on the face of the proceeding to be founded on an incorrect view of international law or a refusal to recognize the laws of the Republic of the Marshall Islands in cases in which such laws are applicable;

(d)                             the proceedings in which the judgment was obtained are opposed to natural justice;

(e)                               it has been obtained by fraud;

(f)                                it sustains a claim founded on a breach of any law in force in the Republic of the Marshall Islands; or

(g)                              it has been obtained by default where the relevant MI Entity was not represented.

Annex III-4

Annex IV

MATTERS TO BE COVERED BY BERMUDA COUNSEL OPINION

1.                        Each of the Company, GAS-three Ltd., GAS-four Ltd., GAS-five Ltd., GAS-seven Ltd., GAS-eight Ltd., GAS-eleven Ltd., GAS-thirteen Ltd., GAS-fourteen Ltd., GAS-sixteen Ltd., GAS-seventeen Ltd., GAS-nineteen Ltd., GAS-twenty Ltd. and GAS-twenty one Ltd. is duly incorporated and validly existing as an exempted company with limited liability under the laws of Bermuda in good standing (meaning solely that the relevant company has not failed to make any required filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda). Each of the Company, GAS-three Ltd., GAS-four Ltd., GAS-five Ltd., GAS-seven Ltd., GAS-eight Ltd., GAS-eleven Ltd., GAS-thirteen Ltd., GAS-fourteen Ltd., GAS-sixteen Ltd., GAS-seventeen Ltd., GAS-nineteen Ltd., GAS-twenty Ltd. and GAS-twenty one Ltd. possesses the capacity to sue and be sued in its own name under the laws of Bermuda.

2.                        Each of the Company, GAS-three Ltd., GAS-four Ltd., GAS-five Ltd., GAS-seven Ltd., GAS-eight Ltd., GAS-eleven Ltd., GAS-thirteen Ltd., GAS-fourteen Ltd., GAS-sixteen Ltd., GAS-seventeen Ltd., GAS-nineteen Ltd., GAS-twenty Ltd. and GAS-twenty one Ltd. has the necessary corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus.

3.                        No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required to be obtained by the Company or the Managers to authorise or in connection with the execution, delivery, performance and enforcement of the Documents including the consummation by the Company of the transactions contemplated by the Documents, except such as have been duly obtained in accordance with Bermuda law and which are in full force and effect.

4.                        No permit, licences, franchises, concessions, certificates and authorisations of, or declarations or filings with, any governmental or regulatory authorities of Bermuda are required for the Company, GAS-three Ltd., GAS-four Ltd., GAS-five Ltd., GAS-seven Ltd., GAS-eight Ltd., GAS-eleven Ltd., GAS-thirteen Ltd., GAS-fourteen Ltd., GAS-sixteen Ltd., GAS-seventeen Ltd., GAS-nineteen Ltd., GAS-twenty Ltd. or GAS-twenty one Ltd. to own or lease and to operate its properties and to conduct its business in the manner described in the Prospectus, other than such permits, consents, licences, franchises, concessions, certificates and authorisations, declarations or filings with any Bermuda governmental authority held or filed by the Bermuda entities.

5.                        Each of the Company, GAS-three Ltd., GAS-four Ltd., GAS-five Ltd., GAS-seven Ltd., GAS-eight Ltd., GAS-eleven Ltd., GAS-thirteen Ltd., GAS-fourteen Ltd., GAS-sixteen Ltd., GAS-seventeen Ltd., GAS-nineteen Ltd., GAS-twenty Ltd. and GAS-twenty one Ltd. is not entitled to any immunity under the laws of Bermuda, whether characterized as sovereign immunity or otherwise, from any legal proceedings relating to the Documents or the transactions contemplated thereby in respect of themselves or their respective properties.

Annex IV-1

6.                        The choice of the Foreign Laws as the governing law of the Second Amended and Restated Equity Distribution Agreement is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda.

7.                        It is not necessary or desirable to ensure the enforceability in Bermuda of the Second Amended and Restated Equity Distribution Agreement that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda. However, to the extent that any of the Documents create a charge over assets of a Company, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Bermuda Companies Act.  On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges, and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A registration fee of $665 will be payable in respect of the registration. While there is no exhaustive definition of a charge under Bermuda law, a charge includes any interest created in property by way of security (including any mortgage, assignment, pledge, lien or hypothecation). As the Second Amended and Restated Equity Distribution Agreement is governed by the Foreign Laws, the question of whether it creates such an interest in property would be determined under the Foreign Laws.

Annex IV-2

Annex V

MATTERS TO BE COVERED BY ENGLISH COUNSEL OPINION

1.            Based upon and subject to the foregoing and subject to the reservations, qualifications and observations set out in our Opinion and to any matters not disclosed to us, we are of the opinion that the entering into and performance of the Issue Document by the Company will not breach any of the express undertakings or covenants of the Obligors under the Credit Documents to which they are party which as a consequence will lead to the occurrence of an Event of Default (as defined therein), but excluding therefrom all financial covenants or similar undertakings on which we do not opine.

Annex V-1